Exhibit 10.26

Loan Agreement

This Loan Agreement (this “Agreement”) is made and entered into by and between the following parties on December 24, 2020 in Shenzhen, the PRC:

Shenzhen Weiyixin Technology Co., Ltd. (the “Lender”), a wholly foreign-owned enterprise incorporated and existing under the Laws of the Peoples’ Republic of China (the “PRC” or “China”, only for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan), with its registered address at Room 201, Building A, 1 Qianwan First Road, Shenzhen-Hong Kong cooperation zone, Shenzhen; and

Borrower:

Borrower I: Sun Yadong

Identification Number: [  ]

Borrower II: Yao Zhaohua

Identification Number: 421122198207240060.

(The Lender and the Borrower are hereinafter collectively referred to as the “Parties”.)

WHEREAS:

A.	Shenzhen Yitian Internet Technology Co., Ltd. (the “Borrower Company”) is a limited liability company incorporated and validly existing under the Laws of the PRC, with its registered capital of RMB 20 million. The Borrower is the shareholder of the Borrower Company. The total capital contribution to the Borrower Company is RMB 20 million, holding 100% of the equity interest in the Borrower Company. All of the equity interest now held and hereafter acquired by the Borrower in the Borrower Company shall be referred to collectively as the “Borrower Equity Interest”; and

B.	The Lender confirms that it agrees to provide the Borrower with the Loan for the purposes set forth in this Agreement.

NOW, THEREFORE, after friendly consultation, the Parties, intending to be legally bound, agree as follows:

1	Borrowings

1.1	In accordance with the terms and conditions of this Agreement, the Lender and the Borrower acknowledge that the Lender shall have creditor’s rights to the Borrower (the “Loan”). The term of the Loan shall be from the date this Agreement until the Lender exercises the Exclusive Option pursuant to the Exclusive Option Agreement (as defined below). The Loan shall become immediately due and repayable by the Borrower upon the occurrence of any of the following events:

1.1.1	The term of this Agreement shall expire 30 days after the Lender’s written notice demanding repayment;

1.1.2	The Borrower becomes bankrupt or dissolved, or its business license or certificate of registration is revoked in accordance with law, or is ordered to close or is cancelled;

1.1.3	The Borrower ceases, for any reason, to be a shareholder of the Borrower Company or its Affiliates;

1.1.4	The Borrower engages in or is involved in criminal activities;

1.1.5	According to the applicable laws of PRC, foreign investors are permitted to invest in the principle business that is currently conducted by the Borrower Company in PRC with a controlling share or in the form of wholly foreign-owned enterprises, the relevant competent authorities of PRC begin to approve such investments, and the Lender exercises the exclusive option under the Exclusive Option Agreement executed on _ _ _ _, 2021 by and among the Lender, the Borrower and the Borrower Company (the “Exclusive Option Agreement”); or the Borrower or the Borrower Company violates or breaches any of its representations, warranties, covenants or obligations under the Exclusive Option Agreement;

1.1.6	The Borrower Company does not obtain or continue to operate its principal business any approval or permit from any government.

1.2	Without the Lender’s prior approval, the Borrower shall not assign its rights and obligations under this Agreement to any other person.

1.3	The Borrower agrees to accept the aforementioned Loan provided by the Lender, and hereby agrees and warrants using the Loan to make capital contribution to the Borrower Company. Without the Lender’s prior written consent, the Borrower shall not use the Loan for any purpose other than as set forth herein.

1.4	The Lender and the Borrower hereby agree and acknowledge that the Borrower shall only repay the Loan in the following manner (or in other manners approved by the Lender): upon the Lender’s exercise of the Exclusive Option in accordance with the Exclusive Option Agreement, the Borrower transfers all of the Borrower Equity Interest held by the Borrower to the Lender or the Lender’s designated person (legal or natural person), and use the transferred proceeds (to the extent permitted by law) to repay the Loan (principal and any interest accrued thereon to the Lender in accordance with this Agreement and the Exclusive Option Agreement and in the manner designated by the Lender.

1.5	The Lender and the Borrower hereby agree and acknowledge that to the extent permitted by the applicable laws, the Lender shall have the right but not the obligation to purchase or designate other persons (legal or natural persons) to purchase the Borrower Equity Interest in part or in whole at any time, at the price stipulated in the Exclusive Option Agreement.

1.6	When the Borrower transfers the Borrower Equity Interest to the Lender or the Lender’s designated person (s), in the event that the transfer price of such equity interest is equal to or lower than the principal of the Loan under this Agreement, the Loan under this Agreement shall be deemed an interest-free loan. In the event that the transfer price of such equity interest exceeds the principal of the Loan under this Agreement, the excess over the principal shall be deemed the interest of the Loan under this Agreement payable by the Borrower to the Lender. When the Lender or the Lender’s designated person (s) has acquired the entire Borrower Equity Interest (subject to the completion of the AIC change registration) and/or the Borrower repays the full principal and interest (if applicable) accrued thereon to the Lender in accordance with this Agreement and the Exclusive Option Agreement, the Borrower shall be deemed to have fully performed its repayment obligations under this Agreement.

2	Representations and Warranties

2.1	On the date of this Agreement, the Lender hereby makes the following representations and warranties to the Borrower:

2.1.1	The Lender is a corporation duly registered, organized and validly existing in accordance with the laws of PRC;

2.1.2	The Lender has the legal capacity to execute and perform this Agreement. The execution and performance by the Lender of this Agreement is consistent with the Lender’s scope of business and the provisions of the Lender’s corporate bylaws and other organizational documents, and the Lender has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement; and

2.1.3	This Agreement constitutes the Lender’s legal, valid, and binding obligations enforceable in accordance with its terms.

2.2	On the date of this Agreement, the Borrower hereby makes the following representations and warranties to the Lender:

2.2.1	The Borrower is a corporation duly organized and validly existing in accordance with the laws of the PRC;

2.2.2	The Borrower has the legal capacity to execute and perform this Agreement. The execution and performance of this Agreement by the Borrower is consistent with the Borrower’s scope of business and the provisions of the Borrower’s corporate bylaws and other organizational documents, and the Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

2.2.3	This Agreement constitutes the Borrower’s legal, valid, and binding obligations enforceable in accordance with its terms; and

2.2.4	There are no disputes, litigations, arbitrations, administrative proceedings, or any other legal proceedings relating to the Borrower, nor are there any potential disputes, litigations, arbitrations, administrative proceedings, or any other legal proceedings relating to the Borrower.

3	Borrower’s Covenants

3.1	As and when he/she becomes, and for so long as he/she remains a shareholder of the Borrower Company, the Borrower irrevocably covenants that during the term of this Agreement, the Borrower shall cause the Borrower Company:

3.1.1	To strictly abide by the provisions of the Exclusive Option Agreement to which the Borrower Company is a party, and refrain from any action/omission that may affect the effectiveness and enforceability of the Exclusive Option Agreement.

3.1.2	At the request of the Lender (or a party designated by the Lender), to execute the contracts/agreements on business cooperation with the Lender (or a party designated by the Lender), and to strictly abide by such contracts/agreements;

3.1.3	To provide the Lender with all of the information on the Borrower Company’s business operations and financial condition at the Lender’s request;

3.1.4	To immediately notify the Lender of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the Borrower Company’s assets, business, or income; and

3.1.5	At the request of the Lender, to appoint any persons designated by the Lender as directors of the Borrower Company.

3.2	Borrower covenants that during the term of this Agreement, he shall:

3.2.1	Endeavor to keep the Borrower Company engaged in its principle businesses and to keep the specific business scope of its business license;

3.2.2	Abide by the provisions of this Agreement, the Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”) and the Exclusive Option Agreement to which the Borrower is a party, perform his/her obligations under this Agreement, the Equity Interest Pledge Agreement and the Exclusive Option Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of this Agreement, the Equity Interest Pledge Agreement and the Exclusive Option Agreement;

3.2.3	Not sell, transfer, mortgage or dispose of in any other manner the legal or beneficial interest in the Borrower Equity Interest, or allow the encumbrance thereon of any security interest, except in accordance with the Equity Interest Pledge Agreement;

3.2.4	Cause any shareholders’ meeting and/or the board of directors of the Borrower Company to not approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the Borrower Equity Interest, or allow the encumbrance thereon of any security interest, except to the Lender or the Lender’s designated person;

3.2.5	Cause any shareholders’ meeting and/or the board of directors of the Borrower Company to not approve the merger or consolidation of the Borrower Company with any person, or its acquisition of or investment in any person, without the prior written consent of the Lender;

3.2.6	Immediately notify the Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Borrower Equity Interest;

3.2.7	To the extent necessary to maintain his/her ownership of the Borrower Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

3.2.8	Without the prior written consent of the Lender, refrain from any action/omission that may have a material impact on the assets, business and liabilities of the Borrower Company;

3.2.9	Appoint any designee of the Lender as director of the Borrower Company, at the request of the Lender;

3.2.10	To the extent permitted by the laws of the PRC, at the request of the Lender at any time, promptly and unconditionally transfer all of the Borrower Equity Interest to the Lender or the Lender’s designated representative (s) at any time, and cause the other shareholders of the Borrower Company to waive their right of first refusal with respect to the share transfer described in this Section;

3.2.11	To the extent permitted by the laws of the PRC, at the request of the Lender at any time, cause the other shareholders of the Borrower Company to unconditionally and promptly transfer to the Lender or the Lender’s designated representative (s) all of the Borrower Company owned by such shareholders in the Borrower Company at any time, and the Borrower hereby waives its right of first refusal with respect to the share transfer described in this Section;

3.2.12	In the event that the Lender purchases the Borrower Equity Interest from the Borrower in accordance with the provisions of the Exclusive Option Agreement, use such purchase price obtained thereby to repay the Loan to the Lender; and

3.2.13	Without the prior written consent of the Lender, not cause the Borrower to supplement, change, or amend the Borrower’s articles of association and bylaws in any manner, increase or decrease its registered capital or change its share capital structure in any manner.

4	Liabilities for Breach

4.1	If the Borrower conducts any material breach of any term of this Agreement, the Lender shall have the right to immediately terminate this Agreement by giving a written notice to the Borrower and the Borrower shall indemnify the Lender for any damages resulting from the Borrower’s breach of this Agreement or the early termination of this Agreement. The remedies contained in this Section 4.1 shall be nonexclusive and shall not preclude any other remedies available to the Lender under this Agreement or applicable law.

4.2	The Borrower shall not terminate this Agreement in any event unless otherwise required by the applicable laws.

4.3	If the Borrower fails to make any payment within the period provided for in this Agreement, such payments shall accrue an overdue interest at the rate of 0.01 ‰ per day until the Borrower repays such amounts in full (including overdue interests).

5	Notices

5.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

5.1.1	Notices given by personal delivery (including express courier) shall be deemed effectively given on the date of signature.

5.1.2	Notices given by registered mail with postage prepaid, shall be deemed effectively given on the 15th day after the date set forth on the return receipt receipt of the registered mail; or

5.1.3	Notices given by facsimile transmission shall be deemed to have been received on the date shown on the facsimile, provided that if such facsimile is sent after 5.00 p.m. or on a non- working day in the place of delivery, the notice shall be deemed received on the next working day shown on the date of delivery.

5.2	For the purpose of notices, the addresses of the Parties are as follows:

Lender: Shenzhen Weiyixin Technology Co., Ltd.

Address: [  ]

Attn: [  ]

Facsimile: [  ]

E-mail: [  ]

Borrower:

Address: [  ]

Attn: [  ]

Facsimile: [  ]

E-mail: [  ]

Borrower Company: Shenzhen Yitian Internet Technology Co., Ltd.

Address: [  ]

Attn: [  ]

Facsimile: [  ]

E-mail: [  ]

5.3	Any Party may change its address for notices by a notice delivered to the other Party in the manner set forth herein.

6	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is already within the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

7	Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

7.2	All disputes arising from or in connection with this Agreement shall have the right to submit the dispute to Shenzhen International Arbitration Court for arbitration in accordance with its then-effective arbitration procedures and rules. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, and the respondent shall appoint one arbitrator. The third arbitrator shall be appointed by the above two arbitrators through consultation or by Shenzhen International Arbitration Court. The arbitration shall be conducted confidentially and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties. The arbitration tribunal or arbitrators may, if appropriate, award damages, award injunctive relief (including, but not limited to, necessary for the conduct of business or compulsory transfer of assets), or propose winding up the relevant parties, pursuant to the dispute resolution clause and/or applicable PRC laws. Furthermore, when the arbitral tribunal is constituted, either Party shall have the right to apply for the grant of interim relief in any court having competent jurisdiction (including HK, the place of incorporation of the Borrower Company (i.e. Shenzhen, PRC), Cayman court, or court where the main assets of the Borrower Company are located).

7.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8	Miscellaneous

8.1	This Agreement shall become effective on the execution date of the Parties and shall remain effective until the date of completion of all of their respective obligations under this Agreement by the Parties.

8.2	This Agreement shall be written in Chinese in three counterparts, each of the Lender and the Borrower shall have one counterpart. Each counterpart shall have the same legal effect.

8.3	This Agreement may be amended or supplemented through written agreement by and between the Lender and the Borrower. Such written amendment agreement and/or supplementary agreement executed by and between the Lender and the Borrower are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

8.4	In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

8.5	The attachments (if any) to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

8.6	Anyobligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survivethe expiration or early termination thereof. The provisions of Sections 4, 6, 7 and this Section 8.6 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed by their authorized representatives on the date first above written.

Lender:

Shenzhen Weiyixin Technology Co., Ltd. (Seal)

By:	/s/ ZHANG Qian
Name:	ZHANG Qian
Title:

IN WHEREOF, the Parties have caused this Loan Agreement to be executed by their authorized representatives on the date first above.

Borrower:

(Signature) SUN Yadong

By:	/s/ SUN Yadong

(Signature) YAO Zhaohua

By:	/s/ YAO Zhaohua

APPENDIX 1 EQUITY INTEREST PLEDGE AGREEMENT